Exhibit 99.1

GM Reports First Quarter 2010 Results

GM achieves net income of $0.9 billion and EPS of $1.66

DETROIT, Mich. – General Motors Company today announced its first quarter 2010 results, marked by revenue of $31.5 billion and operating income of $1.2 billion. Net income attributable to common stockholders was $0.9 billion, resulting in earnings per share on a diluted basis of $1.66.

GM’s first quarter adjusted earnings before interest and tax (EBIT) was $1.7 billion, after adjusting for the favorable impact of the sale of the Saab brand.

GM North America had EBIT in the first quarter 2010 of $1.2 billion, up from a loss of $3.4 billion in the fourth quarter 2009. GM Europe had a loss before interest and taxes of $0.5 billion; an improvement of $0.3 billion from the fourth quarter. GM International Operations posted EBIT of $1.2 billion, up $0.5 billion from the fourth quarter.

Cash flow from operating activities was $1.7 billion and after adjusting for capital expenditures of $0.7 billion, free cash flow was $1.0 billion. GM ended the first quarter with $35.7 billion in cash and marketable securities, including funds in escrow.

“We’re pleased with our first quarter performance, in particular achieving profitability,” said Chris Liddell, vice chairman and chief financial officer. “In North America we are adding production to keep up with strong demand for new products in our four brands. We’re also steadily growing in emerging markets, keeping our costs under control, generating positive cash flow and maintaining a strong balance sheet. These are all important steps as we lay the foundation for a successful GM.”

# # #

Forward-Looking Statements:

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planning significant investment in new technology; our ability to realize successful vehicle applications of new technology; and our ability to comply with the continuing requirements related to U.S. and other government support.

GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The accompanying tables and charts for securities analysts include earnings (loss) before interest and taxes (EBIT), adjusted EBIT and free cash flow which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM’s independent auditors. EBIT, adjusted EBIT and free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons, benchmark performance among geographic regions and assess whether GM’s plan to return to profitability is on target. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM’s core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP and there are limitations associated with their use. GM’s calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income (loss) or Net income (loss) attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT to its most comparable U.S. GAAP measure (dollars in millions):

	Successor
	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	July 10, 2009 Through September 30, 2009
Operating segments
GMNA (a)	$1,218	$(3,443)	$(1,377)
GMIO (a)	1,194	738	460
GME (a)	(506)	(814)	9

Total operating segments	1,906	(3,519)	(908)
Corporate and eliminations	(82)	(527)	167

EBIT	1,824	(4,046)	(741)
Interest income	90	75	109
Interest expense	337	329	365
Income tax expense (benefit)	509	(861)	(139)

Net income (loss) attributable to stockholders	$1,068	$(3,439)	$(858)

(a)	Interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM’s operating segments between EBIT and Net income (loss) attributable to stockholders.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize the reconciliation of adjusted EBIT to EBIT and free cash flow to Net cash provided by (used in) operating activities (dollars in millions):

	Successor
	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	July 10, 2009 Through September 30, 2009
Adjusted EBIT	$1,701	$(954)	$(631)
Adjustments	123	(3,092)	(110)

EBIT	$1,824	$(4,046)	$(741)

Free Cash Flow	$991	$(2,919)	$1,976
Capital expenditures	755	1,033	881

Net cash provided by (used in) operating activities	$1,746	$(1,886)	$2,857

In the three months ended March 31, 2010 Adjustments included the following:

•	Gain of $123 million as a result of the sale of Saab to Spyker Cars NV.

In the three months ended December 31, 2009 Adjustments included the following:

•

Settlement loss of $2.6 billion related to the termination of GM’s UAW hourly retiree medical plan and Mitigation Plan, under which GM agreed that an independent VEBA would be formed to pay certain healthcare costs of UAW hourly retirees and their beneficiaries;

•	Impairment charge of $270 million related to GM’s investment in GMAC common stock;

•

Charges of $150 million related to the settlement of existing Delphi obligations upon consummation of the Delphi Master Disposition Agreement and GM’s agreement to fund the wind-down costs of certain Delphi facilities; and

•

Loss on extinguishment of debt of $101 million related to the repayment of secured long-term debt of $400 million (in connection with the purchase of the remaining noncontrolling interest in CAMI Automotive, Inc.).

In the period July 10, 2009 through September 30, 2009 Adjustments included the following:

•	Charges of $110 million to record reserves against advances to Delphi.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Worldwide Production Volume (units in thousands)(a)
GMNA – Cars	244	116
GMNA – Trucks	424	255

Total GMNA	668	371
GME	357	267
GMIO (b)(c)	1,060	692

Total Worldwide	2,085	1,330

(a)	Production volume represents the number of vehicles manufactured by GM’s and Old GM’s assembly facilities and also includes vehicles produced by certain joint ventures.
(b)	Includes Shanghai General Motors Co., Ltd. (SGM), SAIC-GM Wuling Automobile Co., Ltd. (SGMW), FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) and SAIC GM Investment Ltd. (HKJV) joint venture production.
(c)	Ownership of 34% in SGMW and 50% in FAW-GM, under the joint venture agreements, allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM production volume in China. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Vehicle Unit Deliveries (units in thousands) (a)(b)(c)
United States
Chevrolet – Cars	156	93
Chevrolet – Trucks	182	154
Cadillac	29	24
Buick	32	21
GMC	69	54
Other	8	67

Total United States	477	413
Canada, Mexico and Other	86	88

Total GMNA (d)	563	501

GME
Opel/Vauxhall	295	297
Chevrolet	107	100
Other	3	11

Total GME (e)	405	407

GMIO
Chevrolet	455	324
Buick	122	82
GM Daewoo	28	19
Holden	36	29
Wuling	334	231
FAW-GM	27	—
Cadillac	4	2
Other	23	22

Total GMIO (e)(f)(g)	1,030	709

Total Worldwide	1,998	1,617

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes Saab vehicle sales data through February 2010.
(c)	Vehicle sales data may include rounding differences.
(d)	Vehicle sales represent sales to the ultimate customer.
(e)	Vehicle sales primarily represent estimated sales to the ultimate customer.
(f)	Includes SGM, SGMW, FAW-GM and HKJV joint venture sales.
(g)	Ownership of 34% in SGMW and 50% in FAW-GM under the joint venture agreements allows for significant rights as a member as well as contractual rights to report SGMW and FAW-GM joint venture vehicle sales in China as a part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Market Share (a)
United States – Cars	14.8%	15.3%
United States – Trucks	22.0%	21.3%
Total United States	18.4%	18.4%
Total GMNA (b)	17.8%	18.0%
Total GME (c)	8.5%	9.0%
Total GMIO (c)(d)(e)	10.3%	10.0%
Total Worldwide	11.2%	11.2%

U.S. Retail/Fleet Mix
% Fleet Sales – Cars	40.6%	19.9%
% Fleet Sales – Trucks	24.5%	15.2%
Total Vehicles	30.9%	17.1%

GMNA Capacity Utilization (f)	84.8%	37.7%

(a)	Includes HUMMER, Saab, Saturn and Pontiac vehicle sales data.
(b)	Vehicle sales represent sales to the ultimate customer.
(c)	Vehicle sales primarily represent estimated sales to the ultimate customer.
(d)	Includes SGM, SGMW, FAW-GM and HKJV joint venture sales.
(e)	Ownership of 34% in SGMW and 50% in FAW-GM, under the joint venture agreements, allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.
(f)	Two shift rated, annualized.

	Successor
	March 31, 2010	December 31, 2009
Worldwide Employment (thousands)
GMNA (a)	103	103
GME (b)(c)	45	50
GMIO (d)	57	62

Total Worldwide	205	215

United States – Salaried	26	26
United States – Hourly	52	51

(a)	Beginning with the three months ended March 31, 2010 substantially all of the 1,200 Corporate employees are included in GMNA.
(b)	Decrease in GME primarily reflects reduction of 3,200 employees due to the sale of Saab and reduction of 800 hourly employees in Germany.
(c)	GME hourly inactive employees are no longer included in GME’s totals. GME hourly inactive employees excluded in the three months ended March 31, 2010 and 2009 were 2,300 and 2,500 employees.
(d)	Decrease in GMIO reflects a reduction of 2,400 employees due to the sale of GM’s India Operations and the reclassification of 2,700 hourly employees to contract status.

	Successor	Predecessor
	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Worldwide Payroll (billions)	$3.0	$2.9

General Motors Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Net sales and revenue	$31,476	$22,431

Costs and expenses
Cost of sales	27,591	24,611
Selling, general and administrative expense	2,684	2,497
Other expenses, net	46	985

Total costs and expenses	30,321	28,093

Operating income (loss)	1,155	(5,662)
Equity in loss of GMAC	—	(500)
Interest expense	(337)	(1,230)
Interest income and other non-operating income, net	485	425
Gain (loss) on extinguishment of debt	(1)	906

Income (loss) before income taxes and equity income	1,302	(6,061)
Income tax expense (benefit)	509	(114)
Equity income, net of tax	403	48

Net income (loss)	1,196	(5,899)
Less: Net income attributable to noncontrolling interests	128	76

Net income (loss) attributable to stockholders	1,068	(5,975)
Less: Cumulative dividends on preferred stock	203	—

Net income (loss) attributable to common stockholders	$865	$(5,975)

Earnings (loss) per share
Basic
Net income (loss) attributable to common stockholders	$1.73	$(9.78)
Weighted-average common shares outstanding	500	611
Diluted
Net income (loss) attributable to common stockholders	$1.66	$(9.78)
Weighted-average common shares outstanding	522	611

General Motors Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	Successor
	March 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$23,310	$22,679
Marketable securities	153	134

Total cash, cash equivalents and marketable securities	23,463	22,813
Restricted cash	12,741	13,917
Accounts and notes receivable (net of allowance of $188 and $250)	8,694	7,518
Inventories	11,192	10,107
Assets held for sale	60	388
Equipment on operating leases, net	2,319	2,727
Other current assets and deferred income taxes	1,888	1,777

Total current assets	60,357	59,247
Non-Current Assets
Equity in net assets of nonconsolidated affiliates	8,430	7,936
Assets held for sale	—	530
Property, net	18,432	18,687
Goodwill	30,487	30,672
Intangible assets, net	13,690	14,547
Other assets	4,625	4,676

Total non-current assets	75,664	77,048

Total Assets	$136,021	$136,295

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$20,450	$18,725
Short-term debt and current portion of long-term debt (including debt at GM Daewoo of $1,308 at March 31, 2010)	8,773	10,221
Liabilities held for sale	60	355
Accrued expenses (including derivative liabilities at GM Daewoo of $339 at March 31, 2010)	22,755	23,134

Total current liabilities	52,038	52,435
Non-Current Liabilities
Long-term debt (including debt at GM Daewoo of $740 at March 31, 2010)	5,401	5,562
Liabilities held for sale	—	270
Postretirement benefits other than pensions	8,794	8,708
Pensions	26,492	27,086
Other liabilities and deferred income taxes	13,245	13,279

Total non-current liabilities	53,932	54,905

Total Liabilities	105,970	107,340
Commitments and contingencies Preferred stock, $0.01 par value (1,000,000,000 shares authorized, 360,000,000 shares issued and outstanding (each with a $25.00 liquidation preference) at March 31, 2010 and December 31, 2009)	6,998	6,998
Equity
Common stock, $0.01 par value (2,500,000,000 shares authorized, 500,000,000 shares issued and outstanding at March 31, 2010 and December 31, 2009)	5	5
Capital surplus (principally additional paid-in capital)	24,050	24,050
Accumulated deficit	(3,529)	(4,394)
Accumulated other comprehensive income	1,713	1,588

Total stockholders’ equity	22,239	21,249
Noncontrolling interests	814	708

Total equity	23,053	21,957

Total Liabilities and Equity	$136,021	$136,295